UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 14, 2011

RPM DENTAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware		27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3285 Blazer Parkway, Suite 200 Lexington, Kentucky 40509
(Address of principal executive offices) (Zip Code)

(859) 552-6204
 (Registrant’s telephone number, including area code)

–––––––––––––––– Copies to: Gregg Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

To complement the existing services offered to dental clients, RPM Dental, Inc. (the “Company”) is embarking on a dental distribution business. The first test market of Lexington, Kentucky was chosen based on existing relationships with dental professionals in the market as well as growth potential in the area. The Company will strive to be a reliable local choice for implants and other dental products that dentists often need on short notice. The Company expects to provide favorable pricing to its customers, by making purchases in bulk quantities. The Company expects ample growth opportunities with this new line of business. For the two month period ended April 30, 2011, the Company’s dental distribution business grossed $35,146 in revenue.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell company transactions.
None.

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RPM DENTAL, INC.

Date: June 15, 2011	By:	/s/ Josh Morita
Josh Morita Chief Executive Officer